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                                                                  EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 30, 1998 appearing on page 29 of the Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Los Angeles, California
April 16, 1999